Agricultural Bank of China #9
Loan Contract

Contract # 2003 0090
Debtor:  Shanghai WanXing Bio-pharmaceutical Co. Ltd.
Creditor: Agricultural Bank of China, Shanghai Wujiaochang branch

In accordance with the applicable law and regulation, after reaching an agreement through negotiations, the Debtor and the Creditor agree to enter into this Contract, and be obligated by its clauses.

Article 1. the Creditor agrees to issue the following loan to the Debtor:
1.	Category: short-term current capital loan
2.	Purpose: current capital turn-over
3.	Amount (in full-form characters): RMB Thirty million (RMB 30,000,000.00)
4.	loan and repayment term:
a.	From May 16, 2003 to May 14, 2004
b.
In case the loan amount, issuing date and repayment date stated in the contract is in discrepancy with the one shown on the loan voucher, loan voucher has the priority. Loan voucher is one part of the contract, and shall have the same legal effect.

c.
In case the Debtor wishes to repay the funds ahead of due date, he shall submit written application to the Creditor. Approval from the Creditor shall be obtained. The interest rate remains the same if case of repayment in advance.

5.	interest rate:
a.
The annual interest rate under the contract is 5.841%. For short-term loan, interest rate shall be the contractual rate. For mid-term or long-term loan, interest shall be adjusted yearly in accordance with the regulated interest rate by People’s Bank of China. For the first year, contractual interest rate shall be applied. After that the Creditor shall determine the interest rate for the following year in accordance with the regulated interest rate, and keep the Debtor informed.

b.	Loan interests under this contract shall be settled on a quarterly basis. The settlement date is the 20th day of the last month of each quarter.

Article 2. unless the following prerequisites are satisfied, otherwise the Creditor has the rights to refuse providing the loan to the Debtor:
1.	The Debtor shall open a general banking account in the Creditor’s branch. All the loan related transactions shall be through this banking account.
2.	Prior to each withdraw, the Debtor shall fill in the loan voucher, and have all the required files and document ready.
3.
In case there is mortgage or pledge exists under this contract, the Debtor shall, as required by the Creditor, complete the registration and/or insurance. In addition, the mortgage or pledge guaranty shall be remain in effect.

Article 3. The Creditor’s rights and liabilities

1.
The Creditor has the rights to know the Debtor’s business and financial conditions, stock and using of the loan. he also has the rights to require the Debtor to regularly provide financial statements and other material and information.

2.
The Creditor has the rights to withdraw the funds directly from the Debtor’s banking account in the event that the Creditor, in accordance with this contract, wishes to withdraw principles, interests, penalty interest, overdue interest, compounded interest and other applicable costs.

Article 4. Debtor’s rights and liabilities
1.	the Debtor has the rights to withdraw and use the loan as agreed in the contract
2.
The Debtor shall repay the loan principles and interests on time. In the event of special occurrences where the Debtor is incapable to repay the fund within the term and wishes to extend the term, he shall submit an application in 15 days ahead of the due date. An agreement on extension of the Loan term shall be entered into upon Party B's approval of such application

3.	The Debtor shall pay the interest on the settlement day.
4.	The Debtor shall use the loan for the purpose as agreed.
5.
The Debtor shall provide true and complete financial statement and other related information, material to the Creditor. The Debtor also shall cooperate with the Creditor on his inspection of the business and financial activities and the use of loan.

6.
in the event that the Debtor, before full repayments of the funds, wishes to introduce the practice of contracting, conduct leasing operations, enter into joint operations, restructure equity, merge with (acquire) other entities, enter into a joint venture (cooperative arrangement), split into separate entities, setting up a subsidiary, transfer title to property, reduce capital, termination or dissolution and filing for bankruptcy or conduct any other activities that can affect the Creditor’s credit rights, he shall inform the Credit in written format. Unless agreed by the Creditor, and repaid the entire debts, otherwise, such activities above are prohibited.

7.
besides the events described in the above clause, for any other events which may endanger the normal operation or impact negatively the Debtor’s liabilities to repay the debt, such as out of business, business license being cancelled, legal representative or major manager involves in illegal activities, company involves in major litigation, operation and business encounters serious difficulties, or financial condition deteriorated, the Debtor shall notify the Creditor in written format. The Debtor shall also secure the sources and measures to repay the debt.

8.
During the term of this contract, in case the Debtor wished to mortgage or pledge provide guarantees to other parties, and these guarantees may affect his abilities to repay the debt under this contract, he should notify the Creditor in written format, and obtain the Creditor’s approval.

9.	The Debtor and its investors shall not transfer capitals, transfer title to property or transfer shares without approval, so as to escape his repayment obligation.
10.	During the term of the contract, any change to the company name, legal representative, address and business scope shall be informed in written format to the Creditor.
11.
In the event that the surety is out of business, business license being cancelled or suffering business loss, or loss the guarantee capability entirely or partially, or mortgage or pledge under this contract is devalued, the Debtor shall promptly provide other guarantees to the Creditor’s satisfaction.

12.	The Debtor shall bear all the costs related to attorney, insurance, delivery, assessment, appraisal, registration, and notarization.

Article 5 default liabilities.
1.
When the Debtor is performing his obligation, the Creditor fails in proving the agreed funds on time and in full amount, which caused business loss to the Debtor, the Creditor shall pay a default penalty to the Debtor according to the default amount and delayed days. The calculation of the default penalty shall be the same as the penalty interest on overdue debt.

2.
should the Debtor violates any one of the contract clause, the Creditor has the rights to stop issuing the loan, recall the repayment ahead of the due date or take other measures to protect the credit rights.

3.	Should the debtor fails in repaying the principles on time, the Creditor have the rights to charge overdue interest at a daily rate of 0.021% for the overdue interest.
4.	Should the Debtor misuse the loan on purpose other than agreed on, for the misused portion, the Creditor has the rights to charge penalty interest at a rate of 0.05% during the misuse period.
5.	For the overdue interest, the Creditor has the rights to charge compounded interest.
6.
should any one of the sureties violates the contractual obligations, and doesn’t take any corrective action after notification from the Creditor, the Creditor has the rights to stop issuing the loan, recall the repayment ahead of the due date or take other measures to protect the credit rights.

7.	should litigation is used by the Creditor to realize the credit, the attorney cost, travel cost and other related costs shall be borne by the Debtor.

Article 6. Loan suretyship
suretyship mode for the loan under this contract is guarantee suretyship. Suretyship contract shall be signed separately.

Article 7. Dispute settlement
Any dispute arising between the two Parties out of performance under this contract shall be settled through negotiation or mediation. In case through the litigation, the dispute shall be settled at the local court where the Creditor is located.

Article 8. others
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Article 9. Contract in effect
The contract shall come into effect after signed by both parties.

Article 10. This contract is in 4 copies, each party has one copy, and the surety holds one copy. All four copies have the same legal effect.

Article 11. Notes
The Creditor has reminded the Debtor to make a comprehensive and accurate understanding of the contract clauses, and has made contractual explanations as requested by the Debtor. Both parties have common understanding of the contract.

Both Parties’ stamps and signatures

Date: May 16, 2003
Signed at: 1128 Xiangyin Road

Suretyship contract
Contract # 2003-0055

Creditor: Agricultural Bank of China, Shanghai Wujiaochang branch
Surety:  zhongyou Longchang (group) holding Ltd.

To guarantee the loan contract (hereinafter Main Contract, contract # 2003-0090) signed between Shanghai WanXing Bio-pharmaceutical Co. Ltd. (hereinafter the Debtor) and the Creditor to be fully preformed, and to protect the Creditor’s credit rights, the surety is willing to provide the guarantee for debt between the Creditor and the Debtor. In accordance with the applicable law and regulation, after reaching an agreement through negotiations, the Surety and the Creditor agree to enter into this Contract, and be obligated by its clauses.

Article 1. Debt category and amount
The debt under the guarantee by the surety is short-term capital loan RMB Thirty Million.

Article 2. Guarantee scope
Scope of guarantee under this contract is the entire principles and interests of the debt under the Main Contract and overdue interest, compounded interest, penalty interest, default penalty, damage compensation and attorney and litigation cost spent by Party A to realize the credit.

Article 3. Guarantee mode
Guarantee mode under this contract is joint guarantee.

Article 4. Guarantee term
1.	The guarantee term is two years after the Debtor competes his obligation under the Main Contract.
2.	the guarantee term under bank acceptance bill, accrediting guarantee deposit and bond shall be two years after the payment made on the Debtor’s behalf
3.	The guarantee term for the discounted commercial acceptance bill shall be two years after the expiration date of the discounted bill.
4.	In case the Main Contract term has been extended, the guarantee term shall be two years after the Debtor competes his obligation under the extended Main Contract.
5.	In case the debt under the Main Contract is recalled ahead of due date because of legal or contractual events, the guarantee term is two years after the advanced due date.

Article 5. Surety’s guarantee
1.	To provide true financial statement and other related information and material.
2.	in case the Debtor fails in performing the his obligation, the surety shall be willing to perform the suretyship obligation
3.	Should the surety fails in performing his guarantee obligation, the Creditor has the rights to withdraw fund directly from any of his banking account.
4.	should any one of the following event occurs, the surety shall notify in written format the Creditor in 5 working days after the occurrence:
a.	group organization change, high-level personnel change, amendment to the company constitution, and company organization change
b.
The surety is experiencing serious business difficulties, financial condition deterioration or involved in major litigation, arbitration, or other event which may affect his performing the joint guarantee obligations.

c.	Change to business name, address, legal representative or other commercial registration information.
5.	before taking one of the following actions, the surety shall notify in written formation the Creditor in 15 days ahead and obtain the Creditor’s written approval:
a.	the surety changes the capital structure or operation mode
b.	The surety provides guarantee to other third parties or take his property as mortgage or pledge for his own or other third party’s debt, which may affect the surety to perform his obligations.

Article 6. Default liabilities
After the contract is into effect, both parties shall perform his contractual obligation. Should any one of the both parties failed in performing the obligations, he shall be responsible for the default liabilities, and shall compensate the loss caused to the other party.

Article 7. Dispute settlement
Any dispute arising between the two Parties out of performance under this contract shall be settled through negotiation or mediation. In case through the litigation, the dispute shall be settled at the local court where the Creditor is located.

Article 8. Others
1.	the surety has received and read the Main Contract
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Article 9. Contract in effect
The contract shall come into effect after signed by both parties.

Article 10. This contract is in 4 copies, each party has one copy. All four copies have the same legal effect.

Article 11. Notes
The Creditor has reminded the Surety to make a comprehensive and accurate understanding of the contract clauses, and has made contractual explanations as requested by the Surety. Both parties have common understanding of the contract.

Both Parties’ stamps and signatures
Date: May 16, 2003
Signed at: 1128 Xiangyin Road